Exhibit 99.1

FOR RELEASE: IMMEDIATELY	Frank Leto, President, CEO
FOR MORE INFORMATION CONTACT:	610-581-4730
Mike Harrington, CFO
610-526-2466

Bryn Mawr Bank Corporation Reports Record Third Quarter

Net Income of $9.4 Million, Strong Loan Growth Continues,

Wealth Assets Approach $10 Billion

BRYN MAWR, Pa., October 20, 2016 - Bryn Mawr Bank Corporation (NASDAQ: BMTC) (the “Corporation”), parent of The Bryn Mawr Trust Company (the “Bank”), today reported net income of $9.4 million and diluted earnings per share of $0.55 for the three months ended September 30, 2016, as compared to $8.9 million, or $0.52 diluted earnings per share for the three months ended June 30, 2016 and $7.5 million, or $0.42 diluted earnings per share, for the three months ended September 30, 2015.

On a non-GAAP basis, core net income, which excludes certain non-core income and expense items, as detailed in the appendix to this earnings release, was also $9.4 million, or $0.55 diluted earnings per share for the three months ended September 30, 2016 as compared to $9.0 million, or $0.53 diluted earnings per share for the three months ended June 30, 2016 and $8.2 million, or $0.46 diluted earnings per share for the three months ended September 30, 2015. Management believes the core net income measure is important in evaluating the Corporation’s performance on a more comparable basis between periods. A reconciliation of this and other non-GAAP to GAAP performance measures is included in the appendix to this earnings release.

“As we progress through 2016, with the backdrop of a sluggish economy and sustained low-interest rate environment, the Bank continues to perform well,” commented Frank Leto, President and Chief Executive Officer, continuing, “Despite this challenging backdrop, loan growth was strong during the third quarter, helping to offset a lower net interest margin.” Mr. Leto added, “During the first three quarters of this year, in addition to the near ten percent growth of our loan portfolio, we also saw an increase in our wealth assets of close to 20 percent. Both of these trends signal a promising outlook for the remainder of 2016, and we hope to carry this momentum into 2017.”

Mr. Leto also noted, “In addition to these promising trends, we’re also very excited about the successes of several of the strategic initiatives we began last year. Our mortgage banking operation, which began ramping up toward the end of 2014, is now in full swing, with loan volumes up 14.9% for the first nine months of this year compared to the same period last year. Our new loan production office, located in Hershey, Pennsylvania, which has been able to leverage the wealth management relationships we’ve developed there since the 2011 Hershey merger, has seen a ten-fold increase in outstanding balances from $5.2 million as of September 30, 2015 to $52.2 million as of September 30, 2016. And lastly, our non-traditional commercial mortgage subsidiary, headquartered in Media, Pennsylvania, which began operations on October 1, 2015, is progressing well. With outstanding balances as of September 30, 2016 of $19.5 million, from clients in eleven states, we are confident that this specialized arm of the Bank will continue to flourish and produce positive results to our bottom line.”

On October 20, 2016, the Board of Directors of the Corporation declared a quarterly dividend of $0.21 per share, payable December 1, 2016 to shareholders of record as of November 2, 2016.

SIGNIFICANT ITEMS OF NOTE

Results of Operations – Third Quarter 2016 Compared to Second Quarter 2016

●

Net income for the three months ended September 30, 2016 was $9.4 million, as compared to $8.9 million for the three months ended June 30, 2016. Largely accounting for the increase in net income was a $570 thousand decrease in impairment of mortgage servicing rights (“MSR”s), a $576 thousand decrease in salaries and wages, a $311 thousand increase in other operating income and a $464 thousand decrease in income tax expense. These improvements were partially offset by a $967 thousand increase in provision for loan and lease losses (the “Provision”), a $331 thousand decrease in fees for wealth management services and a $463 thousand increase in other operating expense.

●

Net interest income for the three months ended September 30, 2016 was $26.7 million, an increase of $90 thousand from $26.6 million for the three months ended June 30, 2016. Average loans and leases for the three months ended September 30, 2016 increased by $64.3 million from the three months ended June 30, 2016, however, the tax-equivalent yield earned on loans decreased by 13 basis points over the same period.

●

The tax-equivalent net interest margin of 3.71% for the third quarter of 2016 decreased 10 basis points from 3.81% for the second quarter of 2016. The decrease was primarily the result of a 13 basis point decrease in tax-equivalent yield earned on loans, coupled with a 3 basis point increase in tax-equivalent rate paid on deposits, partially offset by a 2 basis point decrease in rate paid on borrowings. The contribution of fair value mark accretion to the tax-equivalent net interest margin accounted for 9 basis points of the margin for the third quarter of 2016 as compared to 17 basis points for the second quarter of 2016.

●

Non-interest income for the three months ended September 30, 2016 increased $72 thousand from the second quarter of 2016. The relatively small increase was related to increases of $311 thousand and $89 thousand in other operating income and gain on sale of loans, respectively, which were offset by a decrease of $331 thousand in fees for wealth management services. The increase in other operating income was largely related to the $237 thousand income recognized as the result of the early pay-off, in full, of a purchased credit-impaired loan which had been discounted at acquisition. The decrease in fees for wealth management services was primarily related to fees for tax services billed in the second quarter of 2016 which did not reoccur in the third quarter.

●

Non-interest expense for the three months ended September 30, 2016 decreased $782 thousand, to $25.5 million, as compared to $26.3 million for the second quarter of 2016. The primary contributors to the decrease in noninterest expense during the third quarter were decreases of $576 thousand in salaries and wages, related to reductions in variable compensation accruals, and a decrease of $570 thousand in impairment of MSRs, whose values have stabilized since the impairment recorded in the second quarter of 2016. These decreases in noninterest expense were offset by a $463 thousand increase in other operating expenses, which was largely related to changes in value of deferred compensation liability accounts.

●

For the three months ended September 30, 2016, net loan and lease charge-offs totaled $704 thousand, as compared to $254 thousand for the second quarter of 2016. The Provision for the three months ended September 30, 2016 was $1.4 million, as compared to $445 thousand for the second quarter of 2016. The increased loan volume, along with the increased net charge-offs, necessitated the $967 thousand increase in Provision to bring the allowance for loan and lease losses (the “Allowance”) to the appropriate level.

●

Income tax expense for the third quarter of 2016 decreased by $464 thousand as compared to the second quarter of 2016. The reduction in the income tax rate from 35.1% to 31.7% from the second to third quarter of 2016 was the result of the early adoption of FASB Accounting Standards Update (ASU) 2016-09, “Improvements to Employee Share-Based Payment Accounting”. ASU 2016-09 was adopted using a modified retrospective approach, in which the excess tax benefits related to the vesting of employee stock-based compensation are recorded through earnings in the 2016 period in which they occurred. Accordingly, the excess tax benefits recognized in earnings for the first, second and third quarter of 2016 were $47 thousand, $13 thousand and $385 thousand, respectively. The amounts shown in the first and second quarter income statements and balance sheets in the schedules accompanying this earnings release have been adjusted from the amounts previously reported in the earnings releases for first and second quarters of 2016. Prior to the adoption of ASU 2016-09, excess tax benefits associated with employee stock-based compensation were recorded directly to equity, as a component of additional paid-in capital (“APIC”). Accumulated excess tax benefit recorded in APIC for periods prior to 2016 has been reclassified to retained earnings as of January 1, 2016.

Results of Operations – Third Quarter 2016 Compared to Third Quarter 2015

●

Net income for the three months ended September 30, 2016 was $9.4 million, or $0.55 diluted earnings per share, as compared to $7.5 million, or $0.42 diluted earnings per share for the same period in 2015. Contributing to the increase in net income was a $1.9 million increase in net interest income, a $1.0 million reduction in due diligence, merger-related and merger integration costs, and a $300 thousand increase in gain on sale of loans. Partially offsetting these improvements was a $646 thousand increase in other operating expense, a $680 thousand increase in salaries and wages and a $242 thousand increase in Pennsylvania bank shares tax. In addition to the effect of the increased net income, the $0.13 increase in diluted earnings per share was also impacted by the 456,300 shares of Corporation stock repurchased between September 30, 2015 and September 30, 2016 under the stock repurchase program announced on August 6, 2015.

●

Net interest income for the three months ended September 30, 2016 was $26.7 million, an increase of $1.9 million, or 7.6%, from $24.8 million for the same period in 2015. The increase in net interest income was primarily related to the growth in average loan balances between the periods. Average loans and leases for the three months ended September 30, 2016 increased by $285.3 million from the same period in 2015. The increase in average loan balances was offset by a 15 basis point decrease in tax-equivalent yield earned on loans and leases. The net effect of the yield decrease and volume increase on average loans and leases was a $2.3 million increase in tax-equivalent interest income on loans. Partially offsetting the increase in average loans was an $84.7 million increase in average interest-bearing deposits accompanied by a 10 basis point increase in rate paid on deposits.

●

The tax-equivalent net interest margin of 3.71% for the three months ended September 30, 2016 was a 6 basis point increase from the same period in 2015. The primary reason for the improvement in the margin was the shift in earning assets from low-yielding interest-earning deposits with banks, to much higher yielding loans and investment securities.

●

Non-interest income for the three months ended September 30, 2016 increased $542 thousand as compared to the same period in 2015. Contributing to this increase was a $397 thousand increase in other operating income, partially related to the $504 thousand income recognized on deferred compensation trusts, $237 thousand resulting from the pay-off, in full, of a purchased credit-impaired loan which had been recorded at a discount and a $300 thousand increase in gain on sale of loans. Partially offsetting these increases was a $179 thousand decrease in insurance revenues between periods.

●

Non-interest expense for the three months ended September 30, 2016 increased $74 thousand, as compared to the same period in 2015. Increases in salaries and wages and other operating expenses of $680 thousand and $646 thousand, respectively, were partially offset by a decrease of $1.0 million in due diligence, merger-related and merger integration expenses. The increase in salaries and wages was related to annual salary increases, new staff additions, and increases in incentive compensation. The increase in other operating expenses was primarily related to a $576 thousand increase in the deferred compensation liability. This increase in the deferred compensation liability is offset by earnings associated with the deferred compensation trusts discussed in the non-interest income section above.

●

The Provision for the three months ended September 30, 2016 of $1.4 million was a $212 thousand increase from the same period in 2015. Net loan and lease charge-offs for the third quarter of 2016 increased by $480 thousand from the same period in 2015.

Financial Condition – September 30, 2016 Compared to December 31, 2015

●

Total portfolio loans and leases of $2.49 billion as of September 30, 2016 increased by $224.4 million, or 9.9%, from December 31, 2015. Loan growth was concentrated in the commercial mortgage, commercial and industrial, and construction categories, which increased $125.4 million, $41.0 million and $42.8 million, respectively, since December 31, 2015.

●

The Allowance as of September 30, 2016 was $17.7 million, or 0.71% of portfolio loans as compared to $15.9 million, or 0.70% of portfolio loans and leases, as of December 31, 2015. In addition to the ratio of Allowance to portfolio loans, management also calculates two non-GAAP measures: the Allowance as a percentage of originated loans and leases, which was 0.81% as of September 30, 2016, as compared to 0.84% as of December 31, 2015, and the Allowance plus the remaining loan mark as a percentage of gross loans, which was 1.24% as of September 30, 2016, as compared to 1.44% as of December 31, 2015. A reconciliation of these and other non-GAAP to GAAP performance measures is included in the appendix to this earnings release.

●

Available for sale investment securities as of September 30, 2016 were $366.9 million, an increase of $17.9 million from December 31, 2015. Increases of $47.8 million in mortgage-related securities were partially offset by decreases of $24.9 million in U.S. government securities and $4.7 million in municipal obligations.

●

Total assets as of September 30, 2016 were $3.17 billion, an increase of $143.1 million from December 31, 2015. Increases in loans and leases and available for sale investment securities were partially offset by reductions in interest-bearing deposits with banks, which decreased by $94.5 million.

●

Wealth assets under management, administration, supervision and brokerage totaled $9.97 billion as of September 30, 2016, an increase of $1.60 billion, or 19.2%, from December 31, 2015. Despite this growth in assets, income related to these services did not grow proportionately, as a larger percentage of the portfolio was comprised of assets held in lower-yielding fixed-fee accounts. As in prior quarters, the proportion of balances in wealth accounts whose fees are tied to their asset values is decreasing relative to that of fixed-fee accounts. The growth in balances in the market-based accounts, which has resulted from solid new business development and strong account retention, was offset by the normal attrition of funds from these accounts, primarily through beneficiary spending. Additionally, much of the growth in wealth assets during the third quarter of 2016 was experienced in September and, as such, has not impacted the fee revenue line since account billings for the prospective period are based on quarter-end asset balances.

●

Deposits of $2.48 billion as of September 30, 2016 increased $225.2 million from December 31, 2015. Noninterest-bearing deposits increased by $91.3 million, retail time deposits and savings deposits increased by $80.3 million and $41.1 million, respectively, and wholesale time deposits increased by $45.9 million. These increases were partially offset by a combined $30.4 million decrease in money market and NOW accounts.

●

The capital ratios for the Bank and the Corporation, as of September 30, 2016, as shown in the attached tables, indicate levels well above the regulatory minimum to be considered “well capitalized.” At the Bank level, all capital ratios have increased from their June 30, 2016 levels, primarily due to increases in retained earnings, other comprehensive income and the $15.0 million capital infusion received from the Corporation in the first quarter of 2016. At the Corporation level, most capital levels remain below their December 31, 2015 levels largely due to asset growth.

FORWARD LOOKING STATEMENTS AND SAFE HARBOR

This press release contains statements which, to the extent that they are not recitations of historical fact may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Such forward-looking statements may include financial and other projections as well as statements regarding the Corporation’s future plans, objectives, performance, revenues, growth, profits, operating expenses or the Corporation’s underlying assumptions. The words “may,” “would,” “should,” “could,” “will,” “likely,” “possibly,” “expect,” “anticipate,” “intend,” “indicate,” “estimate,” “target,” “potentially,” “promising,” “probably,” “outlook,” “predict,” “contemplate,” “continue,” “plan,” “forecast,” “project,” “are optimistic,” “are looking,” “are looking forward” and “believe” or other similar words and phrases may identify forward-looking statements. Persons reading this press release are cautioned that such statements are only predictions, and that the Corporation’s actual future results or performance may be materially different.

Such forward-looking statements involve known and unknown risks and uncertainties. A number of factors, many of which are beyond the Corporation's control, could cause our actual results, events or developments, or industry results, to be materially different from any future results, events or developments expressed, implied or anticipated by such forward-looking statements, and so our business and financial condition and results of operations could be materially and adversely affected. Such factors include, among others, that the integration of acquired businesses with the Corporation’s may take longer than anticipated or be more costly to complete and that the anticipated benefits, including any anticipated cost savings or strategic gains may be significantly harder to achieve or take longer than anticipated or may not be achieved, our need for capital, our ability to control operating costs and expenses, and to manage loan and lease delinquency rates; the credit risks of lending activities and overall quality of the composition of our loan, lease and securities portfolio; the impact of economic conditions, consumer and business spending habits, and real estate market conditions on our business and in our market area; changes in the levels of general interest rates, deposit interest rates, or net interest margin and funding sources; changes in banking regulations and policies and the possibility that any banking agency approvals we might require for certain activities will not be obtained in a timely manner or at all or will be conditioned in a manner that would impair our ability to implement our business plans; changes in accounting policies and practices; the inability of key third-party providers to perform their obligations to us; our ability to attract and retain key personnel; competition in our marketplace; war or terrorist activities; material differences in the actual financial results, cost savings and revenue enhancements associated with our acquisitions; and other factors as described in our securities filings. All forward-looking statements and information set forth herein are based on management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. The Corporation does not undertake to update forward-looking statements.

For a complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, as updated by our quarterly or other reports subsequently filed with the SEC.

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Bryn Mawr Bank Corporation
Summary Financial Information (unaudited)
(dollars in thousands, except per share data)
	As of or For the Three Months Ended					For the Nine Months Ended
	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	September 30, 2016	September 30, 2015
Consolidated Balance Sheet (selected items)
Interest-bearing deposits with banks	$30,118	$20,481	$33,954	$124,615	$100,980
Investment securities (AFS, HTM and Trading)	373,508	371,906	369,461	352,916	344,872
Loans held for sale	11,506	11,882	7,807	8,987	8,721
Portfolio loans and leases	2,493,357	2,423,821	2,378,841	2,268,988	2,228,764
Allowance for loan and lease losses ("ALLL")	(17,744)	(17,036)	(16,845)	(15,857)	(15,935)
Goodwill and other intangible assets	126,000	126,888	127,777	128,668	129,694
Total assets	3,174,080	3,090,090	3,058,247	3,030,997	2,952,742
Deposits - interest-bearing	1,759,862	1,720,477	1,700,550	1,626,041	1,634,237
Deposits - non-interest-bearing	718,015	689,214	643,492	626,684	605,607
Short-term borrowings	50,065	19,119	37,010	94,167	24,264
Long-term FHLB advances and other borrowings	204,772	224,802	249,832	254,863	254,893
Subordinated notes	29,518	29,505	29,491	29,479	29,466
Total liabilities	2,795,621	2,717,623	2,693,070	2,665,286	2,584,587
Shareholders' equity	378,459	372,467	365,177	365,711	368,155

Average Balance Sheet (selected items)
Interest-bearing deposits with banks	$33,532	$44,950	$39,050	$90,832	$165,723	$39,157	$184,689
Investment securities (AFS, HTM and Trading)	373,616	371,153	360,957	354,239	356,028	368,594	367,302
Loans held for sale	12,887	7,844	5,481	7,531	10,527	8,752	6,936
Portfolio loans and leases	2,464,085	2,404,799	2,303,103	2,240,189	2,181,125	2,390,931	2,124,342
Total interest-earning assets	2,884,120	2,828,746	2,708,591	2,692,791	2,713,403	2,807,434	2,683,269
Goodwill and intangible assets	126,505	127,402	128,296	129,292	130,241	127,398	127,806
Total assets	3,142,019	3,089,953	2,973,148	2,959,011	2,981,308	3,068,643	2,936,953
Deposits - interest-bearing	1,729,689	1,717,252	1,633,651	1,611,574	1,644,976	1,693,663	1,644,632
Short-term borrowings	40,966	32,328	34,158	26,092	28,166	35,836	39,352
Long-term FHLB advances and other borrowings	218,920	236,248	250,015	254,880	248,606	235,002	254,810
Subordinated notes	29,509	29,496	29,482	29,471	18,190	29,496	6,130
Total interest-bearing liabilities	2,019,084	2,015,324	1,947,306	1,922,017	1,939,938	1,993,997	1,944,924
Total liabilities	2,769,065	2,723,838	2,612,276	2,593,651	2,604,704	2,701,973	2,561,258
Shareholders' equity	372,954	366,115	360,872	365,360	376,604	366,669	375,695

Bryn Mawr Bank Corporation
Summary Financial Information (unaudited)
(dollars in thousands, except per share data)
	As of or For the Three Months Ended					For the Nine Months Ended
	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	September 30, 2016	September 30, 2015
Income Statement
Net interest income	$26,717	$26,627	$25,902	$25,429	$24,833	$79,246	$74,698
Provision for loan and lease losses	1,412	445	1,410	1,777	1,200	3,267	2,619
Noninterest income	13,892	13,820	13,208	13,668	13,350	40,920	42,292
Noninterest expense	25,477	26,259	25,051	46,951	25,403	76,787	78,814
Income tax expense (benefit)	4,346	4,810	4,328	(3,276)	4,084	13,484	12,448
Net income (loss)	9,374	8,933	8,321	(6,355)	7,496	26,628	23,109
Basic earnings per share	0.56	0.53	0.49	(0.37)	0.43	1.58	1.31
Diluted earnings per share	0.55	0.52	0.49	(0.37)	0.42	1.57	1.29
Net income (core) (1)	9,392	8,961	8,331	7,506	8,241	26,684	26,008
Basic earnings per share (core) (1)	0.56	0.53	0.49	0.44	0.47	1.58	1.48
Diluted earnings per share (core) (1)	0.55	0.53	0.49	0.44	0.46	1.57	1.45
Cash dividends paid per share	0.21	0.20	0.20	0.20	0.20	0.61	0.58
Profitability Indicators
Return on average assets	1.19%	1.16%	1.13%	-0.86%	1.01%	1.16%	1.05%
Return on average equity	10.00%	9.81%	9.27%	-7.00%	8.01%	9.70%	8.22%
Return on tangible equity(1)	16.06%	16.02%	15.39%	-9.36%	13.25%	15.83%	13.48%
Tax-equivalent net interest margin	3.71%	3.81%	3.87%	3.77%	3.65%	3.79%	3.75%
Efficiency ratio(1)	60.51%	62.66%	61.75%	63.09%	60.97%	61.64%	60.79%
Mortgage Banking Information
Mortgage loans originated	$84,885	$64,893	$51,532	$55,867	$76,169	$201,310	$175,182
Residential mortgage loans sold - servicing retained	40,462	26,944	25,965	24,063	30,515	93,371	83,288
Residential mortgage loans sold - servicing released	10,522	5,278	2,397	7,150	10,579	18,197	22,480
Total residential mortgage loans sold	$50,984	$32,222	$28,362	$31,213	$41,094	$111,568	$105,768
Residential mortgage loans serviced for others	$618,134	$610,418	$605,366	$601,939	$601,999
Share Data
Closing share price	$31.99	$29.20	$25.73	$28.72	$31.07
Book value per common share	$22.08	$21.76	$21.48	$21.40	$21.94
Tangible book value per common share	$14.94	$14.60	$14.13	$13.89	$13.89
Price / book value	144.91%	134.19%	119.80%	134.19%	141.62%
Price / tangible book value	214.07%	200.05%	182.10%	206.84%	223.67%
Weighted average diluted shares outstanding	17,072,358	17,027,419	16,883,364	17,129,234	17,834,298	16,994,455	17,930,420
Shares outstanding, end of period	16,893,878	16,824,564	16,801,801	17,071,523	17,166,323
Wealth Management Information:

Wealth assets under mgmt, administration, supervision and brokerage (2)	$9,969,745	$9,632,521	$9,281,743	$8,364,805	$8,218,276
Fees for wealth management services	$9,100	$9,431	$8,832	$8,995	$9,194

Bryn Mawr Bank Corporation
Summary Financial Information (unaudited)
(dollars in thousands, except per share data)
	As of or For the Three Months Ended					For the Nine Months Ended
	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	September 30, 2016	September 30, 2015
Capital Ratios
Bryn Mawr Trust Company
Tier I capital to risk weighted assets ("RWA")	11.01%	10.94%	10.69%	10.12%	11.96%
Total (Tier II) capital to RWA	11.72%	11.65%	11.39%	10.78%	12.64%
Tier I leverage ratio	9.17%	9.06%	9.15%	8.51%	9.75%
Tangible equity ratio (1)	8.86%	8.79%	8.53%	7.74%	8.84%
Common equity Tier I capital to RWA	11.01%	10.94%	10.69%	10.12%	11.96%

Bryn Mawr Bank Corporation
Tier I capital to RWA	10.42%	10.45%	10.22%	10.72%	11.56%
Total (Tier II) capital to RWA	12.31%	12.35%	12.13%	12.61%	13.50%
Tier I leverage ratio	8.69%	8.65%	8.76%	9.02%	9.44%
Tangible equity ratio (1)	8.28%	8.29%	8.10%	8.17%	8.45%
Common equity Tier I capital to RWA	10.42%	10.45%	10.22%	10.72%	11.56%

Asset Quality Indicators

Net loan and lease charge-offs ("NCO"s)	$704	$254	$422	$1,855	$224	$1,380	$1,270
Nonperforming loans and leases ("NPL"s)	$9,883	$9,617	$9,636	$10,244	$12,315
Other real estate owned ("OREO")	867	784	756	2,638	1,010
Total nonperforming assets ("NPA"s)	$10,750	$10,401	$10,392	$12,882	$13,325

Nonperforming loans and leases 30 or more days past due	$4,339	$5,599	$6,193	$5,678	$8,854
Performing loans and leases 30 to 89 days past due	2,491	3,564	6,296	5,601	4,960
Performing loans and leases 90 or more days past due	-	-	-	-	-
Total delinquent loans and leases	$6,830	$9,163	$12,489	$11,279	$13,814

Delinquent loans and leases to total loans and leases	0.27%	0.38%	0.52%	0.50%	0.62%
Delinquent performing loans and leases to total loans and leases	0.10%	0.15%	0.26%	0.25%	0.22%
NCOs / average loans and leases (annualized)	0.11%	0.04%	0.07%	0.33%	0.04%	0.08%	0.08%
NPLs / total portfolio loans and leases	0.40%	0.40%	0.41%	0.45%	0.55%
NPAs / total loans and leases and OREO	0.43%	0.43%	0.44%	0.56%	0.60%
ALLL / NPLs	179.54%	177.14%	174.81%	154.79%	129.40%
ALLL / portfolio loans	0.71%	0.70%	0.71%	0.70%	0.71%
ALLL on originated loans and leases / Originated loans and leases (1)	0.81%	0.81%	0.83%	0.84%	0.88%
(Total Allowance + Loan mark) / Total Gross portfolio loans and leases (1)	1.24%	1.30%	1.37%	1.44%	1.52%

Troubled debt restructurings ("TDR"s) included in NPLs	$1,680	$1,779	$1,756	$1,935	$3,711
TDRs in compliance with modified terms	6,305	4,984	4,893	4,880	4,062
Total TDRs	$7,985	$6,763	$6,649	$6,815	$7,773

(1)Non-GAAP measure - see Appendix for Non-GAAP to GAAP reconciliation.

(2)Brokerage assets represent assets held at a registered broker dealer under a clearing agreement.

Bryn Mawr Bank Corporation
Detailed Balance Sheets (unaudited)
(dollars in thousands)

	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
Assets
Cash and due from banks	$18,905	$13,710	$15,594	$18,452	$17,161
Interest-bearing deposits with banks	30,118	20,481	33,954	124,615	100,980
Cash and cash equivalents	49,023	34,191	49,548	143,067	118,141
Investment securities, available for sale	366,910	365,470	365,819	348,966	341,421
Investment securities, held to maturity	2,896	2,915	-	-	-
Investment securities, trading	3,702	3,521	3,642	3,950	3,451
Loans held for sale	11,506	11,882	7,807	8,987	8,721
Portfolio loans and leases, originated	2,176,549	2,090,070	2,015,683	1,883,869	1,804,834
Portfolio loans and leases, acquired	316,808	333,751	363,158	385,119	423,930
Total portfolio loans and leases	2,493,357	2,423,821	2,378,841	2,268,988	2,228,764
Less: Allowance for losses on originated loan and leases	(17,716)	(17,008)	(16,817)	(15,857)	(15,900)
Less: Allowance for losses on acquired loan and leases	(28)	(28)	(28)	-	(35)
Total allowance for loan and lease losses	(17,744)	(17,036)	(16,845)	(15,857)	(15,935)
Net portfolio loans and leases	2,475,613	2,406,785	2,361,996	2,253,131	2,212,829
Premises and equipment	42,559	43,607	44,712	45,339	44,370
Accrued interest receivable	8,066	8,144	8,205	7,869	7,744
Mortgage servicing rights	4,793	4,646	5,182	5,142	5,031
Bank owned life insurance	39,055	38,836	38,616	38,371	38,157
Federal Home Loan Bank ("FHLB") stock	13,185	10,618	12,142	12,942	11,742
Goodwill	104,765	104,765	104,765	104,765	104,338
Intangible assets	21,235	22,123	23,012	23,903	25,356
Other investments	9,121	8,722	8,487	9,460	9,499
Other assets	21,651	23,865	24,314	25,105	21,942
Total assets	$3,174,080	$3,090,090	$3,058,247	$3,030,997	$2,952,742

Liabilities
Deposits
Noninterest-bearing	$718,015	$689,214	$643,492	$626,684	$605,607
Interest-bearing	1,759,862	1,720,477	1,700,550	1,626,041	1,634,237
Total deposits	2,477,877	2,409,691	2,344,042	2,252,725	2,239,844
Short-term borrowings	50,065	19,119	37,010	94,167	24,264
Long-term FHLB advances and other borrowings	204,772	224,802	249,832	254,863	254,893
Subordinated notes	29,518	29,505	29,491	29,479	29,466
Accrued interest payable	1,854	1,846	1,294	1,851	1,444
Other liabilities	31,535	32,660	31,401	32,201	34,676
Total liabilities	2,795,621	2,717,623	2,693,070	2,665,286	2,584,587

Shareholders' equity
Common stock	21,064	20,972	20,949	20,931	20,854
Paid-in capital in excess of par value	227,708	230,298	229,432	228,814	226,980
Less: common stock held in treasury, at cost	(66,895)	(66,200)	(66,140)	(58,144)	(53,000)
Accumulated other comprehensive income (loss), net of tax	2,128	2,488	1,502	(412)	(11,040)
Retained earnings	194,454	184,909	179,434	174,522	184,361
Total shareholders equity	378,459	372,467	365,177	365,711	368,155
Total liabilities and shareholders' equity	$3,174,080	$3,090,090	$3,058,247	$3,030,997	$2,952,742

Bryn Mawr Bank Corporation
Supplemental Balance Sheet Information (unaudited)
(dollars in thousands)
	Portfolio Loans and Leases as of
	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
Commercial mortgages	$1,089,621	$1,055,934	$1,044,415	$964,259	$971,983
Home equity loans and lines	206,578	202,989	205,896	209,473	212,258
Residential mortgages	418,408	414,863	412,006	406,404	399,730
Construction	133,269	133,313	119,193	90,421	82,820
Total real estate loans	1,847,876	1,807,099	1,781,510	1,670,557	1,666,791

Commercial & Industrial	565,497	538,684	523,053	524,515	488,977
Consumer	23,717	21,561	21,427	22,129	22,350
Leases	56,267	56,477	52,851	51,787	50,646
Total non-real estate loans and leases	645,481	616,722	597,331	598,431	561,973
Total portfolio loans and leases	$2,493,357	$2,423,821	$2,378,841	$2,268,988	$2,228,764

	Nonperforming Loans and Leases as of
	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
Commercial mortgages	$139	$139	$872	$829	$931
Home equity loans and lines	2,827	3,011	1,953	2,027	1,661
Residential mortgages	2,845	2,909	2,923	3,212	5,249
Construction	-	-	12	34	34
Total nonperforming real estate loans	5,811	6,059	5,760	6,102	7,875

Commercial & Industrial	3,960	3,457	3,822	4,133	4,337
Consumer	2	4	-	-	2
Leases	110	97	54	9	101
Total nonperforming non-real estate loans and leases	4,072	3,558	3,876	4,142	4,440
Total nonperforming portfolio loans and leases	$9,883	$9,617	$9,636	$10,244	$12,315

	Net Loan and Lease Charge-Offs (Recoveries) for the Three Months Ended
	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
Commercial mortgage	$(4)	$(3)	$107	$(4)	$-
Home equity loans and lines	375	11	71	561	(21)
Residential	2	262	(35)	239	11
Construction	-	(62)	-	(1)	(1)
Total net charge-offs (recoveries) of real estate loans	373	208	143	795	(11)

Commercial & Industrial	95	(44)	25	902	38
Consumer	58	30	20	55	26
Leases	178	60	234	103	171
Total net charge-offs of non-real estate loans and leases	331	46	279	1,060	235
Total net charge-offs	$704	$254	$422	$1,855	$224

Bryn Mawr Bank Corporation
Supplemental Balance Sheet Information (unaudited)
(dollars in thousands)
	Investment Securities Available for Sale, at Fair Value
	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
U.S. Treasury securities	$101	$102	$102	$101	$102
Obligations of the U.S. Government and agencies	76,598	86,134	96,080	101,495	91,639
State & political subdivisions - tax-free	36,735	39,047	39,502	41,442	43,388
State & political subdivisions - taxable	529	532	1,093	524	742
Mortgage-backed securities	184,919	186,354	183,127	158,689	155,509
Collateralized mortgage obligations	51,344	36,702	29,106	29,799	32,953
Other debt securities	1,450	1,450	1,700	1,691	1,896
Bond mutual funds	11,847	11,774	11,725	11,810	11,798
Other investments	3,387	3,375	3,384	3,415	3,394
Total	$366,910	$365,470	$365,819	$348,966	$341,421

	Unrealized Gain (Loss) on Investment Securities Available for Sale
	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
U.S. Treasury securities	$-	$1	$1	$-	$1
Obligations of the U.S. Government and agencies	946	1,183	984	153	712
State & political subdivisions - tax-free	131	240	173	75	153
State & political subdivisions - taxable	5	8	18	(1)	2
Mortgage-backed securities	3,801	3,958	3,026	1,267	2,591
Collateralized mortgage obligations	253	496	330	43	339
Other debt securities	-	-	-	(9)	(4)
Bond mutual funds	(109)	(182)	(231)	(146)	(158)
Other investments	34	(66)	(155)	(192)	(193)
Total	$5,061	$5,638	$4,146	$1,190	$3,443

	Deposits
	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
Interest-bearing deposits:
Interest-bearing checking	$333,055	$333,425	$335,240	$338,861	$330,683
Money market	725,116	718,144	773,637	749,726	748,983
Savings	228,391	217,877	190,477	187,299	192,995
Wholesale non-maturity deposits	64,664	58,690	62,454	67,717	65,636
Wholesale time deposits	99,052	113,274	131,145	53,185	57,671
Retail time deposits	309,584	279,067	207,597	229,253	238,269
Total interest-bearing deposits	1,759,862	1,720,477	1,700,550	1,626,041	1,634,237
Noninterest-bearing deposits	718,015	689,214	643,492	626,684	605,607
Total deposits	$2,477,877	$2,409,691	$2,344,042	$2,252,725	$2,239,844

Bryn Mawr Bank Corporation
Detailed Income Statements (unaudited)
(dollars in thousands, except per share data)
	For the Three Months Ended					For the Nine Months Ended
	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	September 30, 2016	September 30, 2015
Interest income:
Interest and fees on loans and leases	$27,931	$27,679	$26,696	$26,080	$25,620	$82,306	$76,352
Interest on cash and cash equivalents	27	42	46	63	107	115	346
Interest on investment securities:	1,556	1,565	1,527	1,623	1,302	4,648	4,078
Total interest income	29,514	29,286	28,269	27,766	27,029	87,069	80,776
Interest expense:
Interest on deposits	1,575	1,402	1,076	1,046	1,076	4,053	3,166
Interest on short-term borrowings	34	20	17	9	8	71	39
Interest on FHLB advances and other borrowings	818	867	908	912	881	2,593	2,642
Interest on subordinated notes	370	370	366	370	231	1,106	231
Total interest expense	2,797	2,659	2,367	2,337	2,196	7,823	6,078
Net interest income	26,717	26,627	25,902	25,429	24,833	79,246	74,698
Provision for loan and lease losses (the "Provision")	1,412	445	1,410	1,777	1,200	3,267	2,619
Net interest income after Provision	25,305	26,182	24,492	23,652	23,633	75,979	72,079
Noninterest income:
Fees for wealth management services	9,100	9,431	8,832	8,995	9,194	27,363	27,899
Insurance revenue	886	845	1,276	842	1,065	3,007	2,903
Service charges on deposits	688	713	702	742	721	2,103	2,185
Loan servicing and other fees	497	539	492	502	397	1,528	1,585
Net gain on sale of loans	985	896	760	751	685	2,641	2,271
Net (loss) gain on sale of investment securities available for sale	(28)	(43)	(15)	58	60	(86)	873
Net (loss) gain on sale of other real estate owned	-	-	(76)	33	-	(76)	90
Dividends on FHLB and FRB stocks	277	263	214	330	138	754	1,052
Other operating income	1,487	1,176	1,023	1,415	1,090	3,686	3,434
Total noninterest income	13,892	13,820	13,208	13,668	13,350	40,920	42,292
Noninterest expense:
Salaries and wages	11,621	12,197	11,738	11,700	10,941	35,556	32,875
Employee benefits	2,420	2,436	2,485	2,268	2,590	7,341	7,937
Loss on pension termination	-	-	-	17,377	-	-	-
Occupancy and bank premises	2,349	2,367	2,488	2,474	2,557	7,204	7,831
Branch lease termination expense	-	-	-	929	-	-	-
Furniture, fixtures and equipment	1,837	1,895	1,919	2,129	1,712	5,651	4,712
Advertising	334	372	284	656	410	990	1,446
Amortization of intangible assets	888	889	891	937	953	2,668	2,890
Impairment of intangible assets	-	-	-	387	-	-	-
Impairment (recovery) of mortgage servicing rights ("MSRs")	29	599	83	(17)	36	711	87
Due diligence, merger-related and merger integration expenses	-	-	-	1,860	1,015	-	4,810
Professional fees	937	946	813	1,010	843	2,696	2,343
Pennsylvania bank shares tax	675	640	638	(46)	433	1,953	1,299
Information technology	881	875	1,048	874	1,053	2,804	2,569
Other operating expenses	3,506	3,043	2,664	4,413	2,860	9,213	10,015
Total noninterest expense	25,477	26,259	25,051	46,951	25,403	76,787	78,814
Income (loss) before income taxes	13,720	13,743	12,649	(9,631)	11,580	40,112	35,557
Income tax expense (benefit)	4,346	4,810	4,328	(3,276)	4,084	13,484	12,448
Net income (loss)	$9,374	$8,933	$8,321	$(6,355)	$7,496	$26,628	$23,109
Per share data:
Weighted average shares outstanding	16,860,727	16,812,219	16,848,202	17,129,234	17,572,421	16,840,457	17,610,353
Dilutive common shares	211,631	215,200	35,162	-	261,877	153,998	320,067
Adjusted weighted average diluted shares	17,072,358	17,027,419	16,883,364	17,129,234	17,834,298	16,994,455	17,930,420
Basic earnings (loss) per common share	$0.56	$0.53	$0.49	$(0.37)	$0.43	$1.58	$1.31
Diluted earnings (loss) per common share	$0.55	$0.52	$0.49	$(0.37)	$0.42	$1.57	$1.29
Dividend declared per share	$0.21	$0.20	$0.20	$0.20	$0.20	$0.61	$0.58
Effective tax rate	31.68%	35.09%	34.59%	34.02%	35.27%	33.62%	35.01%

Bryn Mawr Bank Corporation

Tax-Equivalent Net Interest Margin (unaudited)

(dollars in thousands, except per share data)

	For The Three Months Ended															For The Nine Months Ended
	September 30, 2016			June 30, 2016			March 31, 2016			December 31, 2015			September 30, 2015			September 30, 2016			September 30, 2015
(dollars in thousands)	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid

Assets:
Interest-bearing deposits with other banks	$33,532	$27	0.32%	$44,950	$42	0.38%	$39,050	$46	0.47%	$90,832	$63	0.28%	$165,723	$107	0.26%	$39,157	$115	0.39%	$184,689	$346	0.25%
Investment securities - available for sale:
Taxable	329,293	1,423	1.72%	325,893	1,433	1.77%	316,353	1,397	1.78%	307,524	1,432	1.85%	310,582	1,172	1.50%	323,866	4,263	1.76%	318,510	3,691	1.55%
Tax-exempt	37,893	189	1.98%	39,193	187	1.92%	40,658	191	1.89%	43,144	195	1.79%	41,424	186	1.78%	39,243	567	1.93%	37,871	546	1.93%
Total investment securities - available for sale	367,186	1,612	1.75%	365,086	1,620	1.78%	357,011	1,588	1.79%	350,668	1,627	1.84%	352,006	1,358	1.53%	363,109	4,830	1.78%	356,381	4,237	1.59%

Investment securities - held to maturity	2,907	6	0.82%	2,427	4	0.66%	-	-		-	-	0.00%	-	-		1,782	4	0.30%	-	-
Investment securities - trading	3,523	2	0.23%	3,640	2	0.22%	3,946	2	0.20%	3,571	60	6.67%	4,022	5	0.49%	3,703	2	0.07%	3,985	21	0.70%

Loans and leases *	2,476,972	28,032	4.50%	2,412,643	27,761	4.63%	2,308,584	26,778	4.67%	2,247,720	26,158	4.62%	2,191,652	25,698	4.65%	2,399,683	82,571	4.60%	2,131,278	76,548	4.80%

Total interest-earning assets	2,884,120	29,679	4.09%	2,828,746	29,429	4.18%	2,708,591	28,414	4.22%	2,692,791	27,908	4.11%	2,713,403	27,168	3.97%	2,807,434	87,522	4.16%	2,676,333	81,152	4.05%

Cash and due from banks	16,228			16,413			16,501			18,005			17,160			16,380			17,484
Less: allowance for loan and lease losses	(17,257)			(17,271)			(16,239)			(16,106)			(15,066)			(16,924)			(14,760)
Other assets	258,928			262,065			264,295			264,321			265,811			261,753			257,896

Total assets	$3,142,019			$3,089,953			$2,973,148			$2,959,011			$2,981,308			$3,068,643			$2,936,953

Liabilities:

Interest-bearing deposits:
Savings, NOW and market rate deposits	$1,286,404	$641	0.20%	$1,273,964	$589	0.19%	$1,279,630	$569	0.18%	$1,260,575	$565	0.18%	$1,260,529	$584	0.18%	$1,280,023	$1,799	0.19%	$1,245,857	$1,753	0.19%
Wholesale deposits	164,706	327	0.79%	196,517	361	0.74%	137,201	233	0.68%	119,394	186	0.62%	133,277	203	0.60%	166,136	921	0.74%	134,607	586	0.58%
Retail time deposits	278,579	607	0.87%	246,771	452	0.74%	216,820	274	0.51%	231,605	295	0.51%	251,170	289	0.46%	247,504	1,333	0.72%	264,168	827	0.42%
Total interest-bearing deposits	1,729,689	1,575	0.36%	1,717,252	1,402	0.33%	1,633,651	1,076	0.26%	1,611,574	1,046	0.26%	1,644,976	1,076	0.26%	1,693,663	4,053	0.32%	1,644,632	3,166	0.26%

Borrowings:
Short-term borrowings	40,966	34	0.33%	32,328	20	0.25%	34,158	17	0.20%	26,092	9	0.14%	28,166	8	0.11%	35,836	71	0.26%	39,352	39	0.13%
Long-term FHLB advances and other borrowings	218,920	818	1.49%	236,248	867	1.48%	250,015	908	1.46%	254,880	912	1.42%	248,606	881	1.41%	235,002	2,593	1.47%	254,810	2,642	1.39%
Subordinated notes	29,509	370	4.99%	29,496	370	5.05%	29,482	366	4.99%	29,471	370	4.98%	18,190	231	5.04%	29,496	1,106	5.01%	6,130	231	5.04%
Total borrowings	289,395	1,222	1.68%	298,072	1,257	1.70%	313,655	1,291	1.66%	310,443	1,291	1.65%	294,962	1,120	1.51%	300,334	3,770	1.68%	300,292	2,912	1.30%

Total interest-bearing liabilities	2,019,084	2,797	0.55%	2,015,324	2,659	0.53%	1,947,306	2,367	0.49%	1,922,017	2,337	0.48%	1,939,938	2,196	0.45%	1,993,997	7,823	0.52%	1,944,924	6,078	0.42%

Noninterest-bearing deposits	716,581			675,710			631,047			634,969			625,547			674,601			580,356
Other liabilities	33,400			32,804			33,923			36,665			39,219			33,375			35,978
Total noninterest-bearing liabilities	749,981			708,514			664,970			671,634			664,766			707,976			616,334

Total liabilities	2,769,065			2,723,838			2,612,276			2,593,651			2,604,704			2,701,973			2,561,258

Shareholders' equity	372,954			366,115			360,872			365,360			376,604			366,669			375,695

Total liabilities and shareholders' equity	$3,142,019			$3,089,953			$2,973,148			$2,959,011			$2,981,308			$3,068,642			$2,936,953

Interest income to earning assets			4.09%			4.18%			4.22%			4.11%			3.97%			4.16%			4.05%

Net interest spread			3.54%			3.65%			3.73%			3.63%			3.52%			3.64%			3.63%
Effect of noninterest-bearing sources			0.17%			0.16%			0.14%			0.14%			0.13%			0.15%			0.12%

Tax-equivalent net interest margin		$26,882	3.71%		$26,770	3.81%		$26,047	3.87%		$25,571	3.77%		$24,972	3.65%		$79,699	3.79%		$75,074	3.75%

Tax-equivalent adjustment		$165	0.02%		$143	0.02%		$145	0.02%		$142	0.02%		$139	0.02%		$453	0.02%		$376	0.02%

Supplemental Information Regarding Accretion of Fair Value Marks
		Interest Income (Expense) Effect	Effect on Yield or Rate		Interest Income (Expense) Effect	Effect on Yield or Rate		Interest Income (Expense) Effect	Effect on Yield or Rate		Interest Income (Expense) Effect	Effect on Yield or Rate		Interest Income (Expense) Effect	Effect on Yield or Rate		Interest Income (Expense) Effect	Effect on Yield or Rate		Interest Income (Expense) Effect	Effect on Yield or Rate
Loans and leases		$578	0.09%		$1,076	0.18%		$953	0.17%		$707	0.12%		$763	0.14%		$2,607	0.15%		$3,136	0.20%
Retail time deposits		(29)	-0.04%		(61)	-0.10%		(110)	-0.20%		(123)	-0.21%		(188)	-0.30%		(200)	-0.11%		(638)	-0.32%
Short-term borrowings		-	0.00%		-	0.00%		(12)	-0.14%		(35)	-0.53%		(35)	-0.49%		(12)	-0.04%		(104)	-0.35%
Long-term FHLB advances and other borrowings		(30)	-0.05%		(30)	-0.05%		(30)	-0.05%		(30)	-0.05%		(30)	-0.05%		(90)	-0.05%		(96)	-0.05%
Net interest income from fair value marks		$637			$1,167			$1,105			$895			$1,016			$2,909			$3,974
Purchase accounting effect on tax-equivalent margin			0.09%			0.17%			0.16%			0.13%			0.15%			0.14%			0.20%

*Average loans and leases include portfolio loans and leases, and loans held for sale. Non-accrual loans are also included in the average loan and leases balances.

Bryn Mawr Bank Corporation

Appendix - Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Performance Measures (unaudited)

(dollars in thousands, except per share data)

Statement on Non-GAAP Measures: The Corporation believes the presentation of the following non-GAAP financial measures provides useful supplemental information that is essential to an investor’s proper understanding of the results of operations and financial condition of the Corporation. Management uses non-GAAP financial measures in its analysis of the Corporation’s performance. These non-GAAP measures should not be viewed as substitutes for the financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

	As of or For the Three Months Ended					As of or For the Nine Months Ended
	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	September 30, 2016	September 30, 2015
Reconciliation of Net Income to Net Income (core):
Net income (loss) (a GAAP measure)	$9,374	$8,933	$8,321	$(6,355)	$7,496	$26,628	$23,109
Less: Tax-effected non-core noninterest income:
Loss (gain) on sale of investment securities available for sale	18	28	10	(38)	(39)	56	(567)
Add: Tax-effected non-core noninterest expense items:
Loss on pension termination	-	-	-	11,295	-	-	-
Severance expense (Salaries and wages)	-	-	-	142	124	-	-
Branch lease termination expense	-	-	-	604	-	-	-
Debt and swap prepayment penalty (Other operating expenses)	-	-	-	397	-	-	339
Impairment of intangible assets	-	-	-	252	-	-	-
Due diligence, merger-related and merger integration expenses	-	-	-	1,209	660	-	3,127
Net income (core) (a non-GAAP measure)	$9,392	$8,961	$8,331	$7,506	$8,241	$26,684	$26,008

Calculation of Basic and Diluted Earnings per Common Share (core):
Weighted average common shares outstanding	16,860,727	16,812,219	16,848,202	17,129,234	17,572,421	16,840,457	17,630,263
Dilutive common shares	211,631	215,200	35,162	112,783	261,877	153,998	349,163
Adjusted weighted average diluted shares	17,072,358	17,027,419	16,883,364	17,242,017	17,834,298	16,994,455	17,979,426
Basic earnings per common share (core) (a non-GAAP measure)	$0.56	$0.53	$0.49	$0.44	$0.47	$1.58	$1.48
Diluted earnings per common share (core) (a non-GAAP measure)	$0.55	$0.53	$0.49	$0.44	$0.46	$1.57	$1.45

Calculation of Return on Average Tangible Equity:
Net income (loss)	$9,374	$8,933	$8,321	$(6,355)	$7,496	$26,628	$23,109
Add: Tax-effected amortization and impairment of intangible assets	577	578	579	861	619	1,734	1,879
Net tangible income (numerator)	$9,951	$9,511	$8,900	$(5,494)	$8,115	$28,362	$24,988

Average shareholders' equity	$372,954	$366,115	$360,872	$365,360	$376,604	$366,669	$375,695
Less: Average goodwill and intangible assets	(126,505)	(127,402)	(128,296)	(129,292)	(130,241)	(127,398)	(127,806)
Net average tangible equity (denominator)	$246,449	$238,713	$232,576	$236,068	$246,363	$239,271	$247,889

Return on tangible equity (a non-GAAP measure)	16.06%	16.02%	15.39%	-9.23%	13.07%	15.83%	13.48%

Calculation of Tangible Equity Ratio:
Total shareholders' equity	$378,459	$372,467	$365,177	$365,711	$368,155
Less: Goodwill and intangible assets	(126,000)	(126,888)	(127,777)	(128,668)	(129,694)
Net tangible equity (numerator)	$252,459	$245,579	$237,400	$237,043	$238,461

Total assets	$3,174,080	$3,090,090	$3,058,247	$3,030,997	$2,952,742
Less: Goodwill and intangible assets	(126,000)	(126,888)	(127,777)	(128,668)	(129,694)
Tangible assets (denominator)	$3,048,080	$2,963,202	$2,930,470	$2,902,329	$2,823,048

Tangible equity ratio	8.28%	8.29%	8.10%	8.17%	8.45%

Bryn Mawr Bank Corporation

Appendix - Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Performance Measures (unaudited)

(dollars in thousands, except per share data)

Statement on Non-GAAP Measures: The Corporation believes the presentation of the following non-GAAP financial measures provides useful supplemental information that is essential to an investor’s proper understanding of the results of operations and financial condition of the Corporation. Management uses non-GAAP financial measures in its analysis of the Corporation’s performance. These non-GAAP measures should not be viewed as substitutes for the financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

	As of or For the Three Months Ended					As of or For the Nine Months Ended
	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	September 30, 2016	September 30, 2015
Calculation of Efficiency Ratio:
Noninterest expense	$25,477	$26,259	$25,051	$46,951	$25,403	$76,787	$78,814
Less: certain noninterest expense items*:
Loss on pension termination	-	-	-	(17,377)	-	-	-
Severance expense (Salaries and wages)	-	-	-	(218)	(191)	-	-
Branch lease termination expense	-	-	-	(929)	-	-	-
Debt and swap prepayment penalty (Other operating expenses)	-	-	-	(611)	-	-	(522)
Amortization of intangibles	(888)	(889)	(891)	(937)	(953)	(2,668)	(2,890)
Impairment of intangible assets	-	-	-	(388)	-	-	-
Due diligence, merger-related and merger integration expenses	-	-	-	(1,860)	(1,015)	-	(4,810)
Noninterest expense (adjusted) (numerator)	$24,589	$25,370	$24,160	$24,631	$23,244	$74,119	$70,592

Noninterest income	$13,892	$13,820	$13,208	$13,668	$13,350	$40,920	$42,292
Less: non-core noninterest income items:
Loss (gain) on sale of investment securities available for sale	28	43	15	(58)	(60)	86	(872)
Noninterest income (core)	$13,920	$13,863	$13,223	$13,610	$13,290	$41,006	$41,420
Net interest income	26,717	26,627	25,902	25,429	24,833	79,246	74,698
Noninterest income (core) and net interest income (denominator)	$40,637	$40,490	$39,125	$39,039	$38,123	$120,252	$116,118

Efficiency ratio	60.51%	62.66%	61.75%	63.09%	60.97%	61.64%	60.79%

* In calculating the Corporation's efficiency ratio, which is used by Management to identify the cost of generating each dollar of core revenue, certain non-core income and expense items as well as the amortization of intangible assets, are excluded.

Supplemental Loan and Allowance Information Used to Calculate Non-GAAP Measures

Total Allowance	$17,744	$17,036	$16,845	$15,857	$15,935
less: Allowance on acquired loans	28	28	28	-	35
Allowance on originated loans and leases	$17,716	$17,008	$16,817	$15,857	$15,900

Total Allowance	$17,744	$17,036	$16,845	$15,857	$15,935
Loan mark on acquired loans	13,391	14,566	15,930	17,108	18,179
Total Allowance + Loan mark	$31,135	$31,602	$32,775	$32,965	$34,114

Total Portfolio loans and leases	$2,493,357	$2,423,821	$2,378,841	$2,268,988	$2,228,764
less: Originated loans and leases	2,176,549	2,090,070	2,015,683	1,883,869	1,804,835
Net acquired loans	$316,808	$333,751	$363,158	$385,119	$423,929
add: Loan mark on acquired loans	13,391	14,566	15,930	17,108	18,179
Gross acquired loans (excludes loan mark)	$330,199	$348,317	$379,088	$402,227	$442,108
Originated loans and leases	2,176,549	2,090,070	2,015,683	1,883,869	1,804,835
Total Gross portfolio loans and leases	$2,506,748	$2,438,387	$2,394,771	$2,286,096	$2,246,943